EXHIBIT 10.1

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
SECOND AMENDED AND RESTATED SHARE REPURCHASE PLAN
The Board of Directors (the “Board”) of Griffin-American Healthcare REIT III, Inc., a Maryland corporation (the “Company”), has adopted a second amended and restated share repurchase plan (the “Repurchase Plan”) by which shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.
1.  Repurchase of Shares.     The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.
2.  Share Repurchases.
Repurchase Price.     Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the price per Share at which the Company will repurchase Shares will be as follows:

•	for stockholders who have continuously held their Shares for at least one year, 92.5% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their Shares for at least four years, 100% of the Repurchase Amount.
The Repurchase Amount for shares purchased under the Repurchase Plan shall be the lesser of the amount per share the stockholder paid for its shares of Common Stock or the most recent estimated value of one share of Common Stock as determined by the Board. The Board will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with the stockholders.
The purchase price for repurchased Shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to the Common Stock. At any time the repurchase price is determined by any method other than the net asset value of the shares, if the Company has sold property and has made one or more special distributions to the stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

The Board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While the Board does not have specific criteria for determining a special distribution, the Company expects that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Death or Qualifying Disability.     If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the price per Share at which the Company will repurchase Shares shall be 100% of the amount per share the stockholder paid for its Shares of Common Stock. In addition, the Company will waive the one year holding period, as described in Section 4, for shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.
3.  Funding and Operation of Repurchase Plan.     The Company may make purchases pursuant to the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. The Board shall determine whether the Company has sufficient cash available to make repurchases pursuant to the Repurchase Plan in any given quarter. Subject to funds being available, the Company will limit the number of Shares repurchased to five percent (5.0%) of the weighted average number of Shares outstanding during the trailing calendar year prior to the repurchase date; provided however, that Shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funding for the Repurchase Plan will come exclusively from cumulative proceeds we receive from the sale of Shares pursuant to the Company’s Distribution Reinvestment Plan.
4.  Stockholder Requirements.     Any stockholder may request a repurchase with respect to all or a designated portion of its Shares, subject to the following conditions and limitations:
Holding Period.     Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as provided below. Requests for the repurchase of Shares that are submitted prior to being eligible for repurchase will not be honored.
Death or Qualifying Disability.     The Company will repurchase Shares upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of Shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
Furthermore, and subject to the conditions and limitations described below, the Company will repurchase Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined below, after receiving written notice from such stockholder provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of the board of directors. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.
We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the repurchase of his or her Shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s Shares in its discretion on the special terms available for a qualifying disability.
A stockholder that is a trust may request repurchase of the Shares held by the trust on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust is the spouse of the deceased or disabled.
Distribution Reinvestment Plan Shares.     In the event that a stockholder requests repurchase of 100% of the Shares owned by the stockholder on the date of presentment, the Company will waive the one-year holding period requirement for any Shares presented that were acquired pursuant to the Company’s distribution reinvestment plan.
Minimum — Maximum.     A stockholder must present for repurchase a minimum of 25.0%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares. The Company will treat a repurchase request that would cause the stockholder to own fewer than 250 Shares as a request to redeem 100% of that stockholder’s Shares. A repurchase request relating to 100% of the Shares owned by the presenting stockholder will be treated by the Company as an automatic termination of such stockholder’s participation in the Company’s distribution reinvestment plan or any other automatic investment program that may be in effect on the date of presentment.

No Encumbrances.     All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances. Upon receipt of a request for repurchase, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will not repurchase any shares subject to a lien. The Company will bear any costs in conducting the Uniform Commercial Code search.
Share Repurchase Form.     The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A,” executed by the stockholder, its trustee or authorized agent. With respect to Shares held through an IRA or other custodial account, the custodian must provide an authorized signature and medallion stamp guarantee. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a Share Repurchase Request form, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability must mail or deliver to us a written request on a Share Repurchase Request form, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability. If the shares are to be repurchased under the conditions outlined herein, we will forward the documents necessary to affect the repurchase, including any signature guaranty we may require. All Share certificates, if applicable, must be properly endorsed.
Deadline for Presentment.     All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.
If the Company can not purchase all shares presented for repurchase in any calendar quarter, based upon insufficient cash available and/or the limit on the number of Shares it may repurchase during any calendar year, it will attempt to honor repurchase requests on a pro rata basis; provided however, that the Company may give priority to the repurchase of a deceased stockholder’s shares. The Company will treat the unsatisfied portion of the repurchase request as a request for repurchase the following calendar quarter if sufficient funds are available at that time, unless the requesting stockholder withdraws its request for repurchase. Such pending requests generally will be honored on a pro rata basis. The Company will determine whether it has sufficient funds available as soon as practicable after the end of each calendar quarter, but in any event prior to the applicable payment date.
Repurchase Request Withdrawal.     A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.
Ineffective Withdrawal.     In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.
Repurchase Agent.     All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.     The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Company’s board of directors, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the U.S. Securities and Exchange Commission.
5.  Miscellaneous.
Advisor Ineligible; No Fees.     The Advisor to the Company, Griffin-American Healthcare REIT III Advisor LLC, shall not be permitted to participate in the Repurchase Plan. The Company’s co-sponsors, Advisor, directors or any affiliates thereof shall not receive any fees arising out of the Company’s repurchase of shares.
Liability.     Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares pursuant to this Repurchase Plan or from the Company’s determination not to repurchase Shares pursuant to the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.
Taxes.     Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.
Preferential Treatment of Shares Repurchased in Connection with Death or Disability.     If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Griffin-American Healthcare REIT III, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Repurchase Plan, the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.

ACCOUNT NUMBER:
STOCKHOLDER’S NAME:
STOCKHOLDER’S ADDRESS:
TOTAL SHARES OWNED BY STOCKHOLDER:
NUMBER OF SHARES PRESENTED FOR REPURCHASE:	[ ] 100%
(Note: number of shares presented for repurchase must be equal to or exceed 25.0% of total shares owned.)
REASON FOR REPURCHASE REQUEST (SUBMIT REQUIRED DOCUMENTS, IF APPLICABLE):
[ ] DEATH [ ] QUALIFYING DISABILITY [ ] OTHER
By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:
The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.
The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.
The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.
Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.
It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Mail:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT III, Inc. Repurchase Agent c/o DST Systems, Inc. P.O. Box 219133 Kansas City, MO 64121-9133	Overnight Courier:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT III, Inc. Repurchase Agent c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407

Date: ___________________

Stockholder Signature:______________________________________________________________________

Office Use Only

Date Request Received:

Medallion Stamp Guarantee (Required for custodial accounts)